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EXHIBIT 99.(a)(1)(I)

Dear Employee:

REMINDER—OFFER TO EXCHANGE CANCELLATION DATE APPROACHING

        Whether you accept the Offer to Exchange or not, you need to make your election, sign the Election Form and deliver the Election Form to Danielle Saunders for receipt NO LATER THAN 5:00 P.M. EASTERN DAYLIGHT TIME ON JUNE 18, 2002.

        If you have any questions, please do not hesitate to contact Danielle Saunders via e-mail at dsaunders@primustel.com or by telephone at (703) 748-8016.

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  EXHIBIT 99.(a)(1)(I)